EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Luckycom, Inc. (the “Company”) on Form 10-Q for the three months and nine months ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kingrich Lee, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 3, 2017	/s/ Kingrich Lee
Kingrich Lee
Chief Executive Officer and Chief Financial Officer(Principal Executive Officer and Principal Accounting and Financial Officer)